UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2007

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PharmaNet Development Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Office) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

On August 1, 2007, PharmaNet Development Group, Inc. (the “Company”) issued a press release announcing that it entered into an Agreement to Settle Class Action regarding the settlement of its securities class action lawsuit (the “Agreement”).

As disclosed in the Company’s quarterly and annual reports, beginning in late December 2005, a number of class action lawsuits were filed in the United States District Court for the Southern District of Florida and the United States District Court for the District of New Jersey alleging that the Company and certain of its current and former officers and directors violated federal securities laws (such actions are collectively referred to herein as the “Federal Securities Actions”).  The Company was served notice of these lawsuits in early January 2006.  On June 21, 2006, the Judicial Panel for Multidistrict Litigation transferred all of the Federal Securities Actions for pre-trial proceedings in the District of New Jersey where they were later consolidated.  On November 1, 2006, Arkansas Teachers’ Retirement System, the lead plaintiff in the Federal Securities Action, filed a consolidated amended class action complaint (the “Amended Complaint”). The Amended Complaint alleged that the Company and several of its current and former officers and directors violated Sections 11, 12 (a)(2) and 15 of the Securities Act of 1933, as well as Sections 10(b) and 20(a) of the Securities Exchange Act of 1934.

Subject to the terms and conditions set forth in the Agreement, the Company has agreed to settle the foregoing Federal Securities Actions.  Accordingly, the Agreement provides that the class will receive $28.5 million (less legal fees, administration and other costs).  The Company will record a charge of $8.9 million in the second quarter ended June 30, 2007 associated with the Agreement and other related litigation, of which the Company may elect to pay up to $4.0 million in stock, or in all cash.  The stock will be valued according to the volume weighted average closing price for the ten trading days leading up to the date of the Final Approval Order (as defined below).

The Agreement is contingent upon the satisfaction of various conditions, including, but not limited to, preliminary approval by the court and final approval by the court after notice to the class and a hearing (the “Final Approval Order”).  We cannot assure you that the Agreement will be approved by the Court or upheld if challenged by the class.

As also disclosed in its quarterly and annual reports, the Company is still attempting to resolve its derivative class action lawsuit.  On July 24, 2007, the United States District Court for the District of New Jersey denied our motion to dismiss the derivative class action lawsuit.  As a result of the Agreement disclosed above, the Company’s applicable insurance policies to cover these matters has been exhausted, and any amounts spent on settling or challenging the derivative lawsuit will be borne by the Company.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.

Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 1, 2007

PHARMANET DEVELOPMENT GROUP, INC.

By:	/s/ JOHN P. HAMILL
John P. Hamill EVP and Chief Financial Officer

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